EXHIBIT G

                  UNITED STATES OF AMERICA
                         Before the
             SECURITIES AND EXCHANGE COMMISSION


PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
Release No. 35-__________/File No. 70-______________


______________________________:
                              :
                              :
     In the Matter of         :
                              :
     ENTERGY CORPORATION      :
     ET AL.                   :
                              :
______________________________:


NOTICE OF POST-EFFECTIVE AMENDMENT TO APPLICATION CONCERNING PROPOSED EXTENSION OF AUTHORIZATIONS TO ACQUIRE SECURITIES OF CERTAIN NON-UTILITY COMPANIES, TO ISSUE AND SELL CERTAIN OTHER SECURITIES AND TO ENGAGE IN RELATED TRANSACTIONS

     Entergy Corporation ("Entergy"), 639 Loyola Avenue, New Orleans, Louisiana 70113, a registered holding company, and its wholly owned subsidiaries, Entergy Enterprises, Inc., 20 Greenway Plaza, Suite 1025, Houston, Texas 77046; Entergy Power, Inc., 20 Greenway Plaza, Suite 1025, Houston, Texas 77046; Entergy Nuclear, Inc., 1340 Echelon Parkway, Jackson, Mississippi 39213; Entergy Operations Services, Inc., 110 James Parkway West, Suite 110, St. Rose, Louisiana 70087; Entergy Global Power Operations Corporation, 20 Greenway Plaza, Suite 1025, Houston, Texas 77046 and Entergy Power Operations U.S., Inc., 20 Greenway Plaza, Suite 1025, Houston, Texas 77046, have filed a post-effective amendment to their application-declaration pursuant to Sections 6(a), 7, 9(a), 10, 12(b), 12(c), 13(b), 32 and 33 of the Act and
Rules 42, 45, 46, 83, 87, 90 and 91 thereunder.

     Entergy requests a supplemental order of the Commission under the Act, to the extent not exempt from Commission approval under the Act, or otherwise permitted or authorized under the Act pursuant to Commission rule, regulation or order, to extend through December 31, 2005, the following existing authorizations granted pursuant to the initial order of the Commission in this File, dated June 22, 1999 (the "June 1999 Order"), which are currently effective through December 31, 2002: (1) for Entergy to acquire, directly or indirectly, the securities of one or more companies (collectively, the "New Subsidiaries") organized for purposes of performing certain service and development activities and/or for purposes of acquiring (including financing or refinancing an acquisition), owning and holding the securities of (i) "exempt wholesale generators" ("EWGs"), as defined in Section 32(a) of the Act, (ii) "foreign utility companies" ("FUCOs"), as defined in Section 33(a) of the Act (EWGs and FUCOs are sometimes collectively referred to as "Exempt Projects"), (iii) "exempt telecommunications companies" ("ETCs"), as defined in
Section 34(a) of the Act, (iv) other subsidiary companies (including "O&M Subs", as hereinafter defined) that are authorized or permitted by rule, regulation or order of the Commission under the Act to engage in other businesses ("Authorized Subsidiary Companies"), (v) other New Subsidiaries and/or (vi) "energy-related companies", as defined in Rule 58 under the Act ("Energy-related Companies") (New Subsidiaries, Exempt Projects, ETCs, Authorized Subsidiary Companies and Energy-related Companies are collectively referred to herein as "Non-utility Companies"); (2) for Entergy to acquire, directly or indirectly, the securities of one or more subsidiaries ("O&M Subs") organized for the purpose of providing operations and maintenance services to non-associate companies and associate Non-utility Companies; (3) for Non-utility Companies to issue and sell securities to Entergy, to other Non-utility Companies and/or to non-associate companies for the purpose of financing (or refinancing) investments in Non-utility Companies; and (4) for certain related transactions, all as more particularly described in the application-declaration.

     To the extent such transactions are not exempt from the Act or otherwise permitted or authorized by rule, regulation or order thereunder, Entergy states that the total of (a) all initial investments in the equity securities of New Subsidiaries and O&M Subs and (b) the outstanding principal amount of all securities issued and sold by Non-utility Companies to Entergy, to other Non-utility Companies and to non-associate companies (including loans), will not exceed on aggregate amount of $750 million (excluding any such initial investments and the outstanding principal amount of any such securities (including loans) issued under the June 1999 Order).

     The application-declaration and any amendments thereto are available for the public inspection through the Commission's Office of Public Reference. Interested persons wishing to comment or request a hearing should submit their views in writing no later than ________________, 2002, to the Secretary, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and serve a copy on the applicants-declarants at the address specified above. Proof of service (by affidavit or, in case of an attorney at law, by certificate) should be filed with the request. Any request for a hearing shall identify specifically the issues of fact or law that are disputed. A person who so requests will be notified of any hearing, if ordered, and will receive a copy of any notice or order issued in this matter. After said date, the application-declaration, as filed or as it may be amended, may be granted and permitted to become effective.

     For the Commission, by the Office of Public Utility
Regulation, pursuant to delegated authority.


                         [NAME OF SECRETARY]
                         [Secretary]